Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-220306 on Form S-3 of our report dated February 28, 2017, relating to the consolidated financial statements of Medpace Holdings, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Medpace Holdings, Inc. and subsidiaries for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

September 20, 2017